                                                                     EXHIBIT 3.2


                                RESTATED BY-LAWS
                                       OF
                           IRVINE SENSORS CORPORATION


                                   ARTICLE I
                                    OFFICES

     SECTION 1.  REGISTERED OFFICE.  The address of the registered office of the
                 -----------------
Corporation in the State of Delaware shall be 410 South State Street, Dover, County of Kent, and the name of its registered agent at such address is Incorporating Services, Ltd.

     SECTION 2.  OTHER OFFICES.  The Corporation may also have offices at such
                 -------------
other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

     SECTION 3.  BOOKS.  The books of the Corporation may be kept within or
                 -----
without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

     SECTION 1.  PLACE OF MEETINGS.  All meetings of the stockholders shall be
                 -----------------
held at such place either within or without the State of Delaware and on such date and at such time as may be designated from time to time by the Board of Directors or the Chairman thereof.

     SECTION 2.  ANNUAL MEETINGS.  Annual meetings of stockholders shall be held
                 ---------------
on February 15 of each year, or at such other date designated by the Board of Directors for the purpose of electing directors and transacting such other business as may properly be brought before the meeting.

     Written notice of each annual meeting shall be given to each stockholder entitled to vote, either personally, or by mail or other means of written communication, charges prepaid, addressed to such stockholder at his address appearing on the books of the Corporation for the purpose of notice. If no address appears or is given, notice shall be sent by mail or other means of written communication addressed to the place where the principal place of the Corporation is situated, or published at least once in some newspaper of general circulation in the county in which said office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. All such notice shall be sent to each stockholder entitled thereto not less than ten (10) days nor more than fifty (50) days before each annual meeting, and shall specify the place, the day and the hour of such meeting, and shall state such other matters, if any, as may be expressly required by statute.

     SECTION 3.  NOTIFICATION OF BUSINESS TO BE TRANSACTED AT MEETING. At an
                 ----------------------------------------------------
annual or special meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual or special meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder of the Corporation. For business to be properly brought before an annual or special meeting by a stockholder, the stockholder must be given timely notice thereof in writing to the Secretary of the Corporation. To be timely with respect to an annual meeting of stockholders, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 120 days prior to the one year anniversary of the date on which the Corporation's proxy statement for the prior year's meeting was mailed to stockholders; provided, however, that in the event that no proxy statement was mailed in connection with the prior annual meeting, notice by the stockholder to be timely must be received no later than the close of business on the 10/th/ day following the day on which notice of the date of the annual meeting was mailed by the Corporation or the date of the annual meeting was first publicly disclosed by the Corporation, whichever is earlier. To be timely with respect to a special meeting of stockholders, a stockholder's notice must be delivered to or mailed and received at the principal executive officers of the Corporation, not less than 120 days in advance of the meeting or ten days after the date on which notice of such meeting is first given to stockholders , whichever is later. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual or special meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business,
(c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at any annual or special meeting except in accordance with the procedures set forth in this Article II, Section 3. The Chairman of the annual or special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Article II, Section 3, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     SECTION 4.  NOTIFICATION OF NOMINATIONS.  Only persons who are nominated in
                 ---------------------------
accordance with the procedures set forth in this Article II, Section 4 shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation at a meeting of stockholders may be made by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Article

II, Section 4. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely with respect to an annual meeting of stockholders, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 120 days prior to the one year anniversary of the date on which the Corporation's proxy statement for the prior year's meeting was mailed; provided, however, that in the event that no proxy statement was mailed in connection with the prior annual meeting, notice by the stockholder to be timely must be so received not later than the close of business on the 10/th/ day following the day on which notice of the date of the annual meeting was mailed by the Corporation or the date of the annual meeting was first publicly disclosed by the Corporation, whichever is earlier. To be timely with respect to a special meeting of stockholders, a stockholder's notice must be delivered to or mailed and received at the principal executive officers of the Corporation, not less than 120 days in advance of the meeting or ten days after the date on which notice of such meeting is first given to stockholders by the Corporation, whichever is later. In either case, a stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director, (i) the name, age, business address and residence address of each such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation that are beneficially owned by such person and (iv) any other information relating to such person that it required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including,, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a Director,, if elected); and (b) as to the stockholder giving the notice (i) the name and address,, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation that are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation the information required to be set forth in a stockholder's notice of nomination that pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this
Article II, Section 4. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-laws, and if he should so determine, he shall so declare to the meeting, and the defective nomination shall be disregarded.

     SECTION 5.  SPECIAL MEETINGS. Special meetings of stockholders, for any
                 ----------------
purpose or purposes, may be called by the President or by the Board of Directors, or by one or more of the stockholders holding not less than ten percent of the voting power of the Corporation. In the case of a special meeting called by one or more stockholders, the stockholder(s) shall give written notice to the Secretary of the Corporation, and the Board of Directors shall fix the record date to determine stockholders entitled to vote at the special meeting and shall set a date for the special meeting which shall not be less than 90 nor more than 150 days from receipt of the stockholder(s) notice. Except in such cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of stockholders. Special meetings may not be called by any other person.

     SECTION 6.  NOTICE; WAIVER OF NOTICE.  Whenever stockholders are required
                 ------------------------
or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, such notice shall be given not less than ten nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 7.  QUORUM; ADJOURNMENT.  Except as otherwise required by law or
                 -------------------
provided by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting as in the case of an original meeting.

     SECTION 8.  ACTION BY WRITTEN CONSENT. Unless otherwise restricted by the
                 -------------------------
Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without a vote, if a consent, in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and the writing or writings are filed with the minutes of the proceedings of the stockholders. The foregoing notwithstanding, no action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, unless such action is initiated by the Board of Directors or written notice of an intention to solicit consents to take such action is given to the Secretary of the Corporation by one or more of the stockholders holding not less than ten percent of the voting power of the Corporation. A notice of intention to solicit consents by one or more of the stockholders shall be delivered or mailed to the Secretary and shall set forth as to each matter on which the stockholder(s) propose to obtain written consent of the stockholders
(a) a description of the action desired to be taken by written consent and the reasons for taking such action, (b) the name and address, as they appear on the Corporation's books, of the stockholder(s) proposing such action, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder(s), and (d) any material interest of the stockholder(s) in such action. A notice of intention to solicit consents by one or more stockholders must be delivered to or mailed and received at the principal executive offices of the Corporation, to the attention of the Corporation's Secretary. Within 30 days of the receipt of such notice, the Board of Directors shall fix a record date to determine the stockholders entitled to give effective consents, and shall fix a date for effectiveness of the delivery of any consents which shall be not less than 90 and not more than 150 days from the date of receipt of such notice of intention to solicit consents.

     SECTION 9.  VOTING.  Except as otherwise required by law, or provided by
                 ------
the Certificate of Incorporation or these By-Laws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Unless otherwise provided in the Certificate of Incorporation, each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy, but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. Voting may be by voice or ballot as the Chairman of the meeting shall determine; provided, however, that all elections for Directors must be by ballot upon demand made by a stockholder at any election and before the voting begins.

     The Corporation may merge into or consolidate with any corporation (other than a wholly owned subsidiary corporation) or effect any transaction or series of related transactions in which more than 50% of the voting power of the corporation is disposed of only with the approval (by vote or written consent, as provided by law) of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding shares entitled to vote thereon, notwithstanding that applicable law would otherwise permit such actions with the approval of a lesser percentage.

     On any matter other than the election of the directors, any stockholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote against the proposal but if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder's approving vote is with respect to all shares which the stockholder is entitled to vote.

     At a stockholders' meeting at which directors are to be elected, stockholders shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such stockholder normally is entitled to cast); provided, however, that no stockholder shall be entitled to cumulate votes unless the candidates' names have been placed in nomination prior to commencement of the voting and a stockholder has given notice at the meeting, prior to commencement of the voting, of the stockholder's intention to cumulate votes. If any stockholder has given such a notice, then every stockholder entitled to vote may cumulate votes for candidates placed in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that stockholder's shares are normally entitled, or distribute the stockholder's votes on the same principle among any or all of the candidates, as the stockholder thinks fit. The candidates receiving the highest number of affirmative votes, up to the number of directors or be elected, shall be elected.

     SECTION 10.  LIST OF STOCKHOLDERS ENTITLED TO VOTE.  The officer who has
                  -------------------------------------
charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of the stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

     SECTION 11.  STOCK LEDGER.  The stock ledger of the Corporation shall be
                  ------------
the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 10 of this Article II or the books of the Corporation or to vote in person or by proxy at any meeting of stockholders.

     SECTION 12.  INSPECTORS OF ELECTION.  In advance of any meeting of
                  ----------------------
stockholders, the Board of Directors may appoint one or more persons (who shall not be candidates for office) as inspectors of election to act at the meeting. If inspectors are not so appointed, or if any appointed inspector fails to appear or fails or refuses to act at a meeting, the Chairman of any meeting of stockholders may, and on the request of any stockholder or his proxy shall, appoint inspectors of election at the meeting. In the event of any dispute between or among the inspectors, the determination of the majority of the inspectors shall be binding.

     SECTION 13.  ORDER OF BUSINESS.  The order and manner of transacting
                  -----------------
business at all meetings of stockholders shall be as determined by the Chairman of the meeting.

                                  ARTICLE III

                                   DIRECTORS

     SECTION 1.  POWERS.  Except as otherwise required by law or provided by the
                 ------
Certificate of Incorporation, or the By-Laws, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Directors shall have the following powers, to wit:

     First:  To select and remove all the officers, agents and employees of the
     -----
Corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the Articles of Incorporation or the By-Laws, fix their compensation, and require from them security for faithful service.

     Second:  To conduct, manage and control the affairs and business of the
     ------
Corporation, and to make such rules and regulations therefor not inconsistent with law, or with the Articles of Incorporation or the By-Laws, as they may deem best.

     Third:  To change the principal office for the transaction of the business
     -----
of the Corporation from one location to another within the same county; to fix and locate from time to time or more subsidiary offices of the Corporation within or without the State of California; to designate any place within or without the State of California for the holding of any stockholders' meeting or meetings; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best provided such seal and such certificate shall at all times comply with the provisions of law.

     Fourth:  To authorize the issuance of shares of stock of the Corporation
     ------
from time to time, upon such terms and for such considerations as may be lawful.

     Fifth:  To borrow money and incur indebtedness for the purposes of the
     -----
corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

     Sixth:  To appoint an executive committee and other committees, and to
     -----
delegate to the executive committee any of the powers and authority of the Board in the management of the business and affairs of the Corporation, except the power to declare dividends and to adopt, amend or repeal By-Laws. The executive committee shall be composed of two or more Directors.

     SECTION 2.  NUMBER OF DIRECTORS.  The Board of Directors shall consist of
                 -------------------
not less than six (6) nor more than eleven (11). The exact number of directors shall be nine (9) until changed, within the limits specified above, by a Bylaw amending this Section, duly adopted by the Board of Directors or by the stockholders. The indefinite number of directors may be changed, or a definite number fixed without provision for an indefinite number, by a duly adopted amendment to the Certificate of Incorporation or by an amendment to this Bylaw duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting of the stockholders, or the shares not consenting in the case of action by a written consent, are equal to more than 16-2/3% of the outstanding shares entitled to vote. No amendment may change the stated maximum number of authorized directors to a number greater than two times the stated minimum number of directors minus one.

     SECTION 3.  ELECTION AND TERM OF OFFICE.  Except as provided in Section 3
                 ---------------------------
of this Article III, directors shall be elected by a majority of the votes cast at annual meetings of stockholders, but if any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of stockholders held for that purpose. All directors so elected shall hold office until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Any director may resign at any time effective upon giving written notice to the Board of Directors, unless the notice specifies at a later time for such resignation to become effective. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If the resignation of a director is effective at a future time, the Board of Directors may elect a successor prior to such effective time to take office when such resignation becomes effective. Directors need not be stockholders.

     SECTION 4.  VACANCIES.  Vacancies resulting from death, resignation,
                 ---------
removal or otherwise and newly created directorships resulting from any increase in the authorized number of directors may be filled solely by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Each director so selected shall hold office for the remainder of the full term of office of the former director which such director replaces and until his or her successor is duly elected and qualified, or until his earlier death, resignation or removal. No decrease in the authorized number of directors constituting the Board of Directors shall shorten the term of any incumbent directors.

     SECTION 5.  ANNUAL MEETING.  The Board of Directors shall meet for the
                 --------------
purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such place, either within or without the State of Delaware, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 7 of this Article III or in a waiver of notice thereof.

     SECTION 6.  ORGANIZATION MEETING.  Immediately following each annual
                 --------------------
meeting of stockholders, the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of such meeting is hereby dispensed with.

     SECTION 7.  OTHER REGULAR MEETINGS.  Other regular meetings of the Board of
                 ----------------------
Directors may be held at such places within or without the State of Delaware at such date and time as the Board of Directors may from time to time determine and, if so determined by the Board of Directors, notices thereof need not be given.

     SECTION 8.  SPECIAL MEETINGS.  Special meetings of the Board of Directors
                 ----------------
may be called by the Chairman of the Board, the President or by any two directors. Notice of a special meeting of the Board of Directors shall be given to each director in such manner as is determined by the Board of Directors at least 48 hours prior to the date of the meeting.

     SECTION 9.  QUORUM; VOTE REQUIRED FOR ACTION; ADJOURNMENT.  Except as
                 ---------------------------------------------
otherwise required by law, or provided in the Certificate of Incorporation or these By-Laws, a majority of the directors shall constitute a quorum for the transaction of business at all meetings of the Board of Directors and the affirmative vote of not less than a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum to conduct that meeting. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.
At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting.

     SECTION 10.  ACTION BY WRITTEN CONSENT.  Unless otherwise restricted by the
                  -------------------------
Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing are filed with the minutes of the proceedings of the Board of Directors or committee.

     SECTION 11.  TELEPHONIC MEETINGS.  Unless otherwise restricted by the
                  -------------------
Certificate of Incorporation, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee, as the case may be, by conference telephone or similar communications equipment by means of which all persons participating in the meeting can year each other. Participation in a meeting pursuant to this
Section 11 shall constitute presence in person at such meeting.

     SECTION 12.  COMMITTEES.  The Board of Directors may, by resolution passed
                  ----------
by a majority of the entire Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. In the event of absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the committee member or members present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. Any committee, to the extent allowed by law and as provided in the resolution establishing such committee, shall have and may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall report to the Board of Directors when required.

     SECTION 13.  COMPENSATION.  The directors may be paid such compensation for
                  ------------
their services as the Board of Directors shall from time to time determine. Directors who receive salaries as officers or employees of the Corporation shall not receive additional compensation for their services as directors.

     SECTION 14.  INTERESTED DIRECTORS.  No contract or transaction between the
                  --------------------
Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers, or have a financial interest, shall be void or violable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or the committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (a) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as to the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or disinterested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     SECTION 15.  PREFERRED STOCK PROVISIONS.  Notwithstanding the foregoing,
                  --------------------------
whenever the holders of any one or more classes or series of stock issued by this Corporation having preference over the common stock as to dividends or upon liquidation, shall have the right, voting separately by class or series to elect directors at an annual or special meeting of stockholders, the election, term of notice, filling of vacancies, nominations, terms of removal and other features of such directorships shall be governed by the terms of Article IV of the Certificate of Incorporation and the resolution or resolutions establishing such class or series adopted pursuant thereto.


                                   ARTICLE IV

                                    OFFICERS

     SECTION 1.  EXECUTIVE OFFICERS.  The executive officers of the Corporation
                 ------------------
shall be a President, a Chief Financial Officer and a Secretary who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose. The Corporation may also have such other executive officers, including one or more Vice Presidents, as the Board may in its discretion appoint. The Board of Directors, if it so determines, may appoint a Chairman of the Board and a Vice Chairman of the Board from among its members. Any number of offices may be held by the same person.

     SECTION 2.  ELECTION, TERM OF OFFICE AND REMUNERATION.  The executive
                 -----------------------------------------
officers of the Corporation shall be elected annually by the Board of Directors at a regular meeting thereof. Each such officer shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal. The remuneration of all officers of the Corporation shall be fixed by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

     SECTION 3.  SUBORDINATE OFFICERS.  In addition to the executive officers
                 --------------------
enumerated in Section 1 of this Article IV, the Corporation may have one or more assistant treasurers and assistant secretaries and such other subordinate officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine. The Board of Directors may delegate to any executive officer the power to appoint and to remove any such subordinate officers, agents or employees.

     SECTION 4.  REMOVAL.  Except as otherwise delegated to an executive officer
                 -------
with respect to subordinate officers, any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors. Such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation.

     SECTION 5.  RESIGNATIONS.  Any officer may resign at any time by giving
                 ------------
written notice to the Board of Directors (or to a principal officer of the Board of Directors has delegated to such principal officer the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 6.  POWERS AND DUTIES.  The Board of Directors may designate an
                 -----------------
officer as the Chief Executive Officer. The Chief Executive Officer shall, subject to the direction and control of the Board of Directors, be the general manager of, and supervise and direct, the business and affairs of the Corporation and the conduct of the officers of the Corporation. The other officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors or the Chief Executive Officer.

     SECTION 7.  CHAIRMAN OF THE BOARD.  The Chairman of the Board, if there
                 ---------------------
shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these By-Laws.

     SECTION 8.  PRESIDENT.  Subject to such supervisory powers, if any, as may
                 ---------
be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the corporation. He shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, at all meetings of the Board of Directors. He shall be ex officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these By-Laws.

     SECTION 9.  VICE PRESIDENT.  In the absence or disability of the President,
                 --------------
the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or these By-Laws.

     SECTION 10.  SECRETARY.  The Secretary shall keep, or cause to be kept, a
                  ---------
book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of directors and stockholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at stockholders' meetings and the proceedings thereof.

     The Secretary shall keep, or cause to be kept, at the principal office or at the office of the Corporation's transfer agent, a share register, or a duplicate share register, showing the names of the stockholders and their addresses; the number and classes of shares held by each; the numbers and dates of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

     The Secretary shall give, or cause to be given, notice of all the meetings of the stockholders and of the Board of Directors required by these By-Laws or by law to be given, and he shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these By-Laws for any reason the Secretary shall fail to give notice of any special meeting of the Board of Directors called by the President, or, if he is absent or unable or refuses to act, by any Vice President or by any two directors, or if he shall fail to give notice of any special meeting of the stockholders called by the President or by the Board of Directors, or by one or more of the stockholders holding not less than one-fifth of the voting power of the corporation, then any such person or persons may give notice of any such special meeting.

     SECTION 11.  TREASURER.  The Treasurer shall keep and maintain, or cause to
                  ---------
be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by any director.

     The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these By-Laws.

                                   ARTICLE V

                                     STOCK

     SECTION 1.  FORM OF CERTIFICATES.  Every holder of stock in the Corporation
                 --------------------
shall be entitled to have a certificate signed, in the name of the Corporation
(a) by the Chairman of the Board of Directors, the President or a Vice President and (b) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

     SECTION 2.  SIGNATURES.  Any, or all, of the signatures on the certificate
                 ----------
may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     SECTION 3.  LOST CERTIFICATES.  The Corporation may issue a new certificate
                 -----------------
to be issued in place of any certificate theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. The Corporation may, in its discretion and as a condition precedent to the issuance of such new certificate, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond (or other security) sufficient to indemnify it against any claim that may be made against the Corporation (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

     SECTION 4.  TRANSFERS.  Stock of the Corporation shall be transferable in
                 ---------
the manner prescribed by law and in these By-Laws or in any agreement with the stockholder making the transfer. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.

     SECTION 5.  REGISTERED OWNERS.  The Corporation shall be entitled to
                 -----------------
recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

                                   ARTICLE VI

                            LIMITATION OF LIABILITY

     No person shall be liable to the Corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as a director or officer of the Corporation if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal matter, had no reasonable cause to believe that his conduct was unlawful.


                                  ARTICLE VII

                                INDEMNIFICATION

     SECTION 1.  ACTION OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION.
                 -------------------------------------------------------
Subject to Section 3 of this Article VII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether external or internal to the Corporation (other than a judicial action or suit brought by or in the right of the Corporation), by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereafter as an "Agent"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

     SECTION 2.  ACTION BY OR IN THE RIGHT OF THE CORPORATION.  The Corporation
                 --------------------------------------------
shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was an Agent (as defined in Section 1 of this Article VII) against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other such court shall deem proper.

     SECTION 3.  DETERMINATION OF RIGHT OF INDEMNIFICATION.  Any indemnification
                 -----------------------------------------
under Section 1 or 2 of this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination reasonably and promptly made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who are or were not parties to such action, suit or proceeding; or (b) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (c) by the stockholders, that indemnification of the Agent is proper in the circumstances because such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that such person had no reasonable cause to believe that his conduct was unlawful.

     SECTION 4.  INDEMNIFICATION AGAINST EXPENSES OF SUCCESSFUL PARTY.
                 ----------------------------------------------------
Notwithstanding the other provisions of this Article VII, to the extent that an Agent has been successful on the merits or otherwise including the dismissal of an action without prejudice or the settlement of an action without admission of liability, in defense of any proceeding or in defense of any claim, issue or matter therein, such Agent shall be indemnified against all expenses (including attorneys' fees) incurred in connection therewith.

     SECTION 5.  ADVANCES OF EXPENSES.  Except as limited by Section 6 of this
                 --------------------
Article VII, expenses incurred by an officer or director in defending or investigating any civil or criminal action, suit, proceeding or investigation shall be paid by the Corporation in advance of the final disposition of such matter, if the Agent shall undertake to repay such amount in the event that it is ultimately determined, as provided herein, that such person is not entitled to indemnification. However, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, that, based upon the facts known to the Board of Directors or counsel at the time such determination is made, such person did not act in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interest of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the Board of Directors or independent legal counsel reasonably determines that such person deliberately breached his duty to the Corporation or its stockholders.

     SECTION 6.  RIGHT OF AGENT TO INDEMNIFICATION UNDER APPLICATION; PROCEDURE
                 --------------------------------------------------------------
UPON APPLICATION.  Any indemnification under Sections 2, 3, and 4, or advance
----------------
under Section 5 of this Article VII, shall be made promptly, and in any event within 90 days, upon the written request of the Agent, unless with respect to applications under Sections 2, 3 or 5, a determination is reasonably and promptly made by the Board of Directors by a majority vote of quorum of disinterested directors that such Agent acted in a manner set forth in such sections as to justify the Corporation's not indemnifying or making an advance to the Agent. In the event no quorum of disinterested directors is obtainable, the Board of Directors shall promptly direct that independent legal counsel shall decide whether the Agent acted in the manner set forth in such sections as to justify the Corporation's not indemnifying or making an advance to the Agent. The right to indemnification or advances as granted by this Article VII shall be enforceable by the Agent in any court of competent jurisdiction if the Board or independent legal counsel denies the claim, in whole or in part, or if no disposition of such claim is made within 90 days. The Agent's expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

     SECTION 7.  OTHER RIGHTS AND REMEDIES.  The indemnification and advancement
                 -------------------------
of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Agent seeking indemnification or advance of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors, court order or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, since it is the policy of the Corporation that indemnification of Agents shall be made to the fullest extent permitted by law. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such a person. All rights to indemnification under this Article shall be deemed to be provided by a contract between the Corporation and the Agent who serves in such capacity at any time while these By-Laws and other relevant provisions of the General Corporation Law of the State of Delaware and other applicable law, if any, are in effect. Any repeals or modification thereof shall not affect any rights or obligations then existing.

     SECTION 8.  INSURANCE.  Upon resolution passed by the Board of Directors,
                 ---------
the Corporation may establish a trust or other designated account, grant a security interest or use other means (including, without limitation, a letter of credit), to ensure the payment of certain of its obligations arising under this Article and/or agreements which may be entered into between the Corporation and its officers and directors from time to time.

     SECTION 10.  CONSTITUENT CORPORATIONS.  For the purposes of this Article,
                  ------------------------
references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would had he served the resulting or surviving corporation in the same capacity.

     SECTION 11.  OTHER ENTERPRISES, FINES AND SERVING AT CORPORATION'S REQUEST.
                  -------------------------------------------------------------
For purposes of this Article, references to "other enterprise" in Sections 1 and 10 shall include employee benefit plans; references to "fines" shall include any excise taxes assessed a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to any employee benefit plans, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

     SECTION 12.  INDEMNIFICATION OF OTHER PERSONS.  The provisions of this
                  --------------------------------
Article VII shall not be deemed to preclude the indemnification of any person who is not an Agent (as defined in Section 1), but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware or otherwise. The Corporation may, in its sole discretion, indemnify an employee, trustee or other agent as permitted in the General Corporation Law of the State of Delaware. The Corporation shall indemnify any employee, trustee or other agent where required bylaw.

     SECTION 13.  SAVINGS CLAUSE.  If this Article or any portion thereof shall
                  --------------
be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Agent against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article VII that shall not have been invalidated, or by any other applicable law.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     SECTION 1.  DIVIDENDS.  Subject to limitations contained in the General
                 ---------
Corporation Law of the State of Delaware and the Certificate of Incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, securities of the Corporation or other property.

     SECTION 2.  DISBURSEMENTS.  All checks or demands for money and notes of
                 -------------
the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     SECTION 3.  FISCAL YEAR.  The fiscal year of the Corporation shall be fixed
                 -----------
by resolution of the Board of Directors.

     SECTION 4.  CORPORATE SEAL.  The Corporation shall have a corporate seal in
                 --------------
such form as shall be prescribed by the Board of Directors.

     SECTION 5.  RECORD DATE.  In order that the Corporation may determine the
                 -----------
stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days nor less than ten days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. Stockholders on the record date are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided by agreement or by applicable law.

     SECTION 6.  VOTING OF STOCK OWNED BY THE CORPORATION.  The Board of
                 ----------------------------------------
Directors may authorize any person, on behalf of the Corporation, to attend, vote and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.

     SECTION 7.  CONSTRUCTION AND DEFINITIONS.  Unless the context requires
                 ----------------------------
otherwise, the general provisions, rules of construction and definitions in the General Corporation Law of the State of Delaware shall govern the construction of these By-Laws.

     SECTION 8.  AMENDMENTS.  Subject to the General Corporation Law of the
                 ----------
State of Delaware, the Certificate of Incorporation and these By-Laws, the Board of Directors may, by majority vote of those present at any meeting at which a quorum is present, amend or repeal these By-Laws, or enact other By-Laws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation. Unless otherwise restricted by the Certificate of Incorporation, these By-Laws may be altered, amended or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by a majority of the combined voting power of the then outstanding shares of all classes and series of Capital Stock of the Corporation entitled to vote generally in the election of directors, voting as a single class, provided that, in the notice of any such special meeting, notice of such purpose shall be given.